NABISCO BRANDS DE PUERTO RICO, INC.
CAPITAL ACCUMULATION PLAN



INDEPENDENT AUDITORS' REPORT AND FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 30, 1993 AND THE PERIOD SEPTEMBER 1, 1992 (DATE OF INCEPTION) THROUGH DECEMBER 30, 1992

NABISCO BRANDS DE PUERTO RICO, INC.
CAPITAL ACCUMULATION PLAN
- - -----------------------------------

TABLE OF CONTENTS
- - --------------------------------------------------------------------------


                                                                   Page
                                                                   ----
Independent Auditors' Report                                         1

Financial Statements:

   Statements of Net Assets Available for Benefits
       as of December 30, 1993 and 1992                             2-3
   Statements of Changes in Net Assets Available
       for Benefits for the Year Ended December 30, 1993 and
       the Period September 1, 1992 (date of inception)
       through December 30, 1992                                    4-5
   Notes to Financial Statements                                    6-11

INDEPENDENT AUDITORS' REPORT
- - ----------------------------

Board of Directors,
     RJR Nabisco, Inc.:

We have audited the accompanying statements of net assets available for benefits of the Nabisco Brands de Puerto Rico, Inc. Capital Accumulation Plan (the "Plan") as of December 30, 1993 and 1992, and the related statements of changes in net assets available for benefits for the year ended December 30, 1993 and the period September 1, 1992 (date of inception) through December 30, 1992. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 30, 1993 and 1992, and the changes in its net assets available for benefits for the year ended December 30, 1993 and the period September 1, 1992 (date of inception) through December 30, 1992 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the statements of net assets available for benefits and the statements of changes in net assets available for benefits of each fund. The Fund Information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.





June 24, 1994

NABISCO BRANDS DE PUERTO RICO, INC.
CAPITAL ACCUMULATION PLAN
- - ----------------------------------
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 30, 1993

- - ------------------------------------------------------------------------------------------------------

                                                          Fund Information
                                     -------------------------------------------------------
                                       General    Growth    Interest     Real     Government
                                        Stock      Stock     Income     Estate    Securities
                                        Fund       Fund       Fund       Fund       Fund       Total
                                     ---------  ---------  ---------  ---------  ---------   ---------
ASSETS

Master Trust investments at fair value
 - Notes 1, 2, & 3
 Interest in commingled funds        $  36,520  $  31,808  $  52,279  $  11,271  $  67,668   $ 199,546

Net investment income receivable            --         --        181         --         18         199
                                     ---------  ---------  ---------  ---------  ---------   ---------
Net interfund transfers                  1,726         --     (1,726)        --        --           --
                                     ---------  ---------  ---------  ---------  ---------   ---------

NET ASSETS AVAILABLE FOR BENEFITS    $  38,246  $  31,808  $  50,734  $  11,271  $  67,686   $ 199,745
                                     =========  =========  =========  =========  =========   =========




See notes to financial statements.

                                        -2-

NABISCO BRANDS DE PUERTO RICO, INC.
CAPITAL ACCUMULATION PLAN
- - ----------------------------------------------
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 30, 1992

- - ----------------------------------------------------------------------------------------------------
                                                        Fund Information
                                     ------------------------------------------------------
                                       General    Growth   Interest     Real     Government
                                        Stock      Stock    Income     Estate    Securities
                                        Fund       Fund      Fund       Fund       Fund        Total
                                     ---------  ---------  ---------  ---------  ---------   ---------

ASSETS

Master Trust investments at fair value
 - Notes 1, 2 & 3
 Interest in commingled funds        $   5,452  $   5,404  $  10,016  $   2,068  $  12,520   $  35,460

Net investment income receivable            --         --         (4)        --          6           2
                                     ---------  ---------  ---------  ---------  ---------   ---------

NET ASSETS AVAILABLE FOR BENEFITS    $   5,452  $   5,404  $  10,012  $   2,068  $  12,526   $  35,462
                                     =========  =========  =========  =========  =========   =========


See notes to financial statements.

                                        -3-

NABISCO BRANDS DE PUERTO RICO, INC.
CAPITAL ACCUMULATION PLAN
- - ----------------------------------------------
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 30, 1993

- - ----------------------------------------------------------------------------------------------------

                                                              Fund Information
                                     ---------------------------------------------------
                                       General   Growth   Interest    Real    Government
                                        Stock     Stock    Income    Estate   Securities
                                        Fund      Fund      Fund      Fund      Fund         Total
                                     ---------  -------- ---------  -------- -----------   ---------

MASTER TRUST INVESTMENT INCOME / (LOSS)

Net appreciation in fair value of
 investments - Note 3                $   2,904 $     804 $      -- $     121 $      --     $   3,829
Interest and dividends, net of
 administrative fees                       495       199     1,677      (263)      475         2,583
                                     --------- --------- --------- --------- ---------     ---------

TOTAL MASTER TRUST INVESTMENT
 INCOME / (LOSS)                         3,399     1,003     1,677      (142)      475         6,412
                                     --------- --------- --------- --------- ---------     ---------

CONTRIBUTIONS

 Employee                               19,938    18,585    31,505     6,625    39,818       116,471
 Employer                                9,033     8,425    14,297     3,005    18,063        52,823
                                     --------- --------- --------- --------- ---------     ---------

 TOTAL CONTRIBUTIONS                    28,971    27,010    45,802     9,630    57,881       169,294
                                     --------- --------- --------- --------- ---------     ---------
DEDUCTIONS

 Employee withdrawals - Note 4           1,302     1,609     5,031       285     3,196        11,423
                                     --------- --------- --------- --------- ---------     ---------


Net interfund transfers                  1,726        --    (1,726)       --        --            --
                                     --------- --------- --------- --------- ---------     ---------

Net increase                            32,794    26,404    40,722     9,203    55,160       164,283
NET ASSETS AVAILABLE FOR BENEFITS AT
 BEGINNING OF PERIOD                     5,452     5,404    10,012     2,068    12,526        35,462
                                     --------- --------- --------- --------- ---------     ---------

NET ASSETS AVAILABLE FOR BENEFITS AT
 END OF PERIOD                       $  38,246 $  31,808 $  50,734 $  11,271 $  67,686     $ 199,745
                                     ========= ========= ========= ========= =========     =========



See notes to financial statements.

                                        -4-


NABISCO BRANDS DE PUERTO RICO, INC.
CAPITAL ACCUMULATION PLAN
- - ----------------------------------------------
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE PERIOD SEPTEMBER 1, 1992 (DATE OF INCEPTION) THROUGH DECEMBER 30, 1992

- - ----------------------------------------------------------------------------------------------------

                                                        Fund Information
                                     ------------------------------------------------------
                                       General    Growth    Interest    Real     Government
                                        Stock      Stock     Income    Estate    Securities
                                        Fund       Fund       Fund      Fund       Fund       Total
                                     ---------  ---------  ---------  ---------  ---------   ---------
MASTER TRUST INVESTMENT INCOME / (LOSS)

Net appreciation / (depreciation) in
 fair value of investments - Note 3  $      91  $     169  $     (12) $     (76) $      --   $     172
Interest and dividends, net of
 administrative fees                       112         83         94        (16)        31         304
                                     ---------  ---------  ---------  ---------  ---------   ---------

TOTAL MASTER TRUST INVESTMENT
 INCOME / (LOSS)                           203        252         82        (92)        31         476
                                     ---------  ---------  ---------  ---------  ---------   ---------

CONTRIBUTIONS

 Employee                                1,650      3,532      6,808      1,481      8,566      22,037
 Employer                                3,599      1,620      3,122        679      3,929      12,949
                                     ---------  ---------  ---------  ---------  ---------   ---------

 TOTAL CONTRIBUTIONS                     5,249      5,152      9,930      2,160     12,495      34,986
                                     ---------  ---------  ---------  ---------  ---------   ---------
Net increase                             5,452      5,404     10,012      2,068     12,526      35,462

NET ASSETS AVAILABLE FOR BENEFITS AT
 BEGINNING OF PERIOD                        --         --         --         --         --          --
                                     ---------  ---------  ---------  ---------  ---------   ---------

NET ASSETS AVAILABLE FOR BENEFITS AT
 END OF PERIOD                       $   5,452  $   5,404  $  10,012  $   2,068  $  12,526   $  35,462
                                     =========  =========  =========  =========  =========   =========



See notes to financial statements.

                                        -5-

NABISCO BRANDS DE PUERTO RICO, INC.
CAPITAL ACCUMULATION PLAN
- - -----------------------------------

NOTES TO FINANCIAL STATEMENTS
- - -------------------------------------------------------------------------------

1.   DESCRIPTION OF THE PLAN

     The Nabisco Brands de Puerto Rico Capital Accumulation Plan (the "Plan") is a voluntary defined contribution plan for all regular, full-time employees of Nabisco Brands de Puerto Rico, Inc. in Puerto Rico. The Plan was established effective September 1, 1992 and is sponsored by Nabisco Brands de Puerto Rico, Inc. (the "Company") an indirect subsidiary of RJR Nabisco, Inc. ("RJRN"). Employees may contribute, through payroll deductions, up to 16% of compensation. The Company makes matching contributions to the Plan for each pay period equal to 50% of each participant's basic contribution (basic contribution is 1% to 6% of compensation). Forfeitures of non-vested Company contributions are used to reduce future Company contributions to the Plan. Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100 percent vested in their accounts.

     Under the provisions of the Plan, participating employees may elect to invest their contributions in one or more of the following investment funds (see explanation of commingled funds in Note 2 and changes in investment options in Note 6):

         General Stock Fund                Diversified fund of primarily common
                                           stocks selected to achieve long-term
                                           capital growth and current income.

         Growth Stock Fund                 Diversified fund of common stocks and
                                           other securities selected to achieve
                                           significant capital gains.

         Real Estate Fund                  Pooled funds selected to achieve
                                           stable long-term rates of return
                                           through direct ownership of income
                                           producing properties diversified
                                           by usage and location.

         Interest Income Fund              Contracts issued by insurance
                                           companies or financial institutions
                                           as well as one to three year
                                           investment grade fixed income
                                           securities.  Contracts are
                                           diversified by size, maturity,
                                           quality and interest rate.

         Government Securities Fund        Short-term U.S. Government
                                           Securities that mature within one
                                           year, with a maximum average
                                           maturity of 90 days selected to
                                           maximize current income that is
                                           consistent with the preservation of
                                           capital and liquidity.

- - -------------------------------------------------------------------------------

1.   DESCRIPTION OF THE PLAN - CONTINUED

     Direct transfers between the Government Securities Fund and the Interest Income Fund are not allowed due to restrictions in the investment contracts in the Interest Income Fund.

     Information about the Plan agreement and the vesting and benefit provisions is available from the RJR Employee Benefits Committee (the "Committee").

2.   SIGNIFICANT ACCOUNTING POLICIES

     Commingled Funds - The RJR Nabisco, Inc. Defined Contribution Master Trust
     ----------------
     (the "Wachovia Trust") administers pooled assets and related liabilities within various funds established on behalf of participating defined contribution plans for employees of RJRN and affiliated companies. Each participating defined contribution plan owns an interest in the fair value of net assets held in the Wachovia Trust. The trustee and custodian of the Wachovia Trust is Wachovia Bank of North Carolina, N.A. ("Wachovia").
     Banco Popular de Puerto Rico was co-trustee of the Wachovia Trust through July 30, 1993.

     Effective July 30, 1993, the Wachovia Trust was amended to provide that Wachovia no longer serves as co-trustee and the assets of the Plan are to be held by Banco Popular de Puerto Rico as sole trustee (the "Trustee") of the RJR Nabisco, Inc. Puerto Rico Defined Contribution Master Trust ("P.R. Trust"). Wachovia serves as custodian of the P.R. Trust.

     Valuation of Investments in Master Trust - All investments held by the
     ----------------------------------------
     Wachovia Trust are valued at fair value (except unallocated insurance contracts which are valued at contract value) as follows. Securities which are traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Over-the-counter investments traded on the NASDAQ and listed securities for which no sale was reported on the last business day of the Plan year are valued at the average of the last reported bid and ask prices. All other over-the-counter investments are valued at the last reported bid. The fair market value of real estate is based on periodic independent appraisals. The fair market value of fixed income investments is based on an institutional based pricing system. Investment grade bonds are valued on a pricing system based on treasury securities. The fair market value of the participation units in common trust funds is based on quoted redemption value on the last business day of the Plan year.

     Plan Expenses - Expenses relating to the purchase or sale of investments
     -------------
     are included in the cost or deducted from the proceeds, respectively. Direct charges and expenses including investment manager fees attributable to specific investment funds may be charged against that investment fund. The Committee authorized that trustee, auditor, and Internal Revenue Service user fees may be paid directly from the P.R. Trust. Other expenses continue to be paid by the Company.

- - -------------------------------------------------------------------------------

3.   INVESTMENTS

     Within the Wachovia Trust at December 30, 1993, the Plan owned 0.01, 0.02, 0.13, 0.01, and 0.67 percent of the total current value of the investments of the General Stock Fund, Growth Stock Fund, Real Estate Fund, Interest Income Fund, and Government Securities Fund, respectively.

     Within the Wachovia Trust at December 30, 1992, the Plan owned 0.002, 0.003, 0.02, 0.002, and 0.24 percent of the total current value of the investments of the General Stock Fund, Growth Stock Fund, Real Estate Fund, Interest Income Fund, and Government Securities Fund, respectively.

     Investment income and the net appreciation (depreciation) in the fair value of the investments held by the Wachovia Trust are allocated to the participating defined contribution plans based on each plan's percentage interest in the fair value of such investments.

     During 1993 and 1992, the Wachovia Trust's investments (including investments bought, sold, as well as held during the period) appreciated (depreciated) in fair value as follows:


NOTES TO FINANCIAL STATEMENTS - CONTINUED
- - -----------------------------------------------------------------------------------------------------

3.  INVESTMENTS - CONTINUED
                                     YEAR ENDED DECEMBER 30, 1993        YEAR ENDED DECEMBER 30, 1992
                                      ---------------------------       -----------------------------
                                      Net Appreciation                  Net Appreciation
                                      (Depreciation)      Fair          (Depreciation)      Fair
                                      in Fair Value     Value at        in Fair Value     Value at
                                       During Year     End of Year       During Year     End of Year
                                      ------------   -------------     -------------   -------------


GENERAL STOCK FUND
 Equity investment
  funds                             $  36,352,032   $ 357,698,005     $  17,974,032   $ 307,653,297
 Wachovia Bank of
   North Carolina,
   N.A. Diversified Short-Term
   Investment Fund                            --        1,266,484               --         256,596
 Other Short-Term
  Investments                                 --            1,380               --              --
                                     ------------   -------------     -------------   -------------
                                    $  36,352,032   $ 358,965,869     $  17,974,032   $ 307,909,893
                                     ------------   -------------     -------------   -------------
Plan's interest therein             $       2,904   $      36,520     $          91   $       5,452
                                     ------------   -------------     -------------   -------------


GROWTH STOCK FUND
 Equity investment
   funds                            $   9,173,988   $ 174,798,915     $   7,058,911   $ 159,930,462
 Wachovia Bank of
   North Carolina,
   N.A. Diversified Short-Term
   Investment Fund                             --       1,042,500                --         177,387
 Other Short-Term Investments                  --           1,110                --              --
                                     ------------   -------------     -------------   -------------

                                    $   9,173,988   $ 175,842,525     $   7,058,911   $ 160,107,849
                                     ------------   -------------     -------------   -------------
Plan's interest therein             $         804   $      31,808     $         169   $       5,404
                                     ------------   -------------     -------------   -------------

INTEREST INCOME FUND
  Guaranteed insurance
   contracts                        $          --   $ 446,272,955     $          --   $ 448,477,423
  Treasury Obligations                    541,444       8,005,040         2,075,764      60,108,170
  Federal Agency CMOs                     (97,635)             --             8,154      18,295,300
  Corporate Mortgage Pools                669,823          21,046          (422,771)     64,877,320
  Bond Investment Funds                  (231,370)    150,344,174                --              --
  Wells Fargo Bank Money
   Market Fund                                 --              84                --              --
  Fisher Francis Trees & Watts
   Short-Term Investment Fund                  --              --                --      12,674,376
  Wachovia Bank of North Carolina,
    N.A. Diversified Short-Term
    Investment Fund                            --      28,285,509                --       8,293,268
Other Short-Term Investments                   --          14,149            25,199             688
                                     ------------   -------------     -------------   -------------
                                    $     882,262   $ 632,942,957     $   1,686,346   $ 612,726,545
                                     ------------   -------------     -------------   -------------
Plan's interest therein             $          --   $      52,279     $         (12)  $      10,016
                                     ------------   -------------     -------------   -------------


REAL ESTATE FUND
  Real estate
   investment funds                 $     230,547   $   8,749,673     $    (385,135)  $  10,110,263
  Wachovia Bank of
   North Carolina,
   N.A. Diversified Short-Term
   Investment Fund                             --          52,012                --         122,515
                                     ------------   -------------     -------------   -------------
                                    $     230,547   $   8,801,685     $    (385,135)  $  10,232,778
                                     ------------   -------------     -------------   -------------
Plan's interest therein             $         121   $      11,271     $         (76)  $       2,068
                                     ------------   -------------     -------------   -------------


                                   - 9 -




NOTES TO FINANCIAL STATEMENTS - CONTINUED
- - ----------------------------------------------------------------------------------------------------

3.  INVESTMENTS - CONTINUED
                                     YEAR ENDED DECEMBER 30, 1993      YEAR ENDED DECEMBER 30, 1992
                                     ----------------------------      ----------------------------
                                     Net Appreciation                  Net Appreciation
                                     (Depreciation)      Fair          (Depreciation)      Fair
                                     in Fair Value     Value at        in Fair Value     Value at
                                      During Year     End of Year       During Year     End of Year
                                     ------------   -------------     -------------   -------------

GOVERNMENT SECURITIES FUND
Equity investment funds             $         --    $      22,366     $          --   $   5,034,108
 Wachovia Bank of
  North Carolina,
  N.A. Diversified Short-Term
  Investment Fund                              --      10,100,939                --         108,475
Other Short-Term Investments                   --           2,389                --              --
                                     ------------   -------------     -------------   -------------

                                    $          --   $  10,125,694     $          --   $   5,142,583
                                     ------------   -------------     -------------   -------------
Plan's interest therein             $          --   $      67,668     $          --   $      12,520
                                     ------------   -------------     -------------   -------------



                                  - 10 -


NOTES TO FINANCIAL STATEMENTS - CONTINUED
- - --------------------------------------------------------------------------------

4.   EMPLOYEE WITHDRAWALS

     At December 30, 1993 and 1992, employee withdrawal requests of $347 and $76 were not accrued in accordance with the AICPA Audit and Accounting Guide
     "Audits of Employee Benefit Plans".

5.   INCOME TAX STATUS

     The Plan received an IRS determination letter dated 1/14/94 which states that the Plan qualifies under Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code ("IRC") and its related Trust is exempt from federal income tax under Section 501. The Plan is also intended to comply with
     Section 165(a) of the Puerto Rico Income Tax Act of 1954 ("ITA"). The Plan is required to operate in conformity with the IRC and ITA to maintain its qualification. The Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status. Therefore, no provision for income tax has been included in the Plan's financial statements.

6.   SUBSEQUENT EVENTS

     New investment options became available for participants' future contributions effective January 1, 1994 and for accumulated balances effective March 1, 1994. Two current investment options will remain: the Interest Income Fund and the Real Estate Fund. The new investment options available include the U.S. Stock Index Fund, the International Stock Index
     Fund and the Balanced Funds.  The U.S. Stock Index Fund replaces the
     General Stock and Growth Stock Funds. As of January 1, 1994, all contributions to these discontinued funds will be directed to the U.S.
     Stock Index Fund. Balances remaining in these funds on December 31, 1993 will be automatically transferred to the U.S. Stock Index Fund on January
     1, 1994. The Government Securities Fund is discontinued and as of
     January 1, 1994 all contributions to this fund will be directed to the Interest Income Fund. Balances remaining in the Government Securities
     Fund on December 31, 1993 will be automatically transferred to the Interest Income Fund on January 1, 1994.





                                   - 11 -

